                            CERTIFICATE OF INCORPORATION
                                         OF
                             ROSELAND OIL AND GAS, INC.

     The undersigned, a natural person, for the purpose of organizing a for profit corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions of and subject to the requirements of the Oklahoma General Corporations Act (the "Act"), hereby certifies that:

     First:    The name of the Corporation is Roseland Oil and Gas, Inc. (the
"Corporation").

     Second:   The address of the Corporation's registered office in the State of Oklahoma is 2021 South Lewis, Suite 570, Tulsa, Oklahoma 74104. The name of the Corporation's registered agent at such address is P. Gae Widdows.

     Third:    The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the general corporation law of the State of Oklahoma.

     Fourth:
     (a) The total number of shares of common stock which the Corporation shall have authority to issue is Fifty Million (50,000,000), each of the shares having a par value of One Cent ($00.01)

     (b) The total number of shares of preferred stock which the Corporation shall have authority to issue is Ten Million (10,000,000), each of the shares having a par value of One Cent ($00.01).

     (c) The total authorized capital of the Corporation is Six Hundred Thousand Dollars ($600,000.00).

     (d) The Board of Directors of the Corporation shall have full authority, to the extent permitted by law, to increase, decrease or otherwise adjust the capital; stock of the Corporation, to designate the classes or series thereof and to determine whether all or any part of such stock shall have voting powers, full or limited, or no voting powers, and to determine such designations, and such powers, preferences, relative, participating or optional, or other special rights and the qualifications, limitations or restrictions thereof as the Board shall from time to time determine in duly adopted resolutions.

     (e) At any time and from time to time when authorized by resolution of the Board of Directors an without any action by its shareholders, the Corporation may issue or sell any shares of its capital stock of any class or series, whether out of the unissued shares thereof authorized by the Certificate of Incorporation of the corporation as originally filed or by any amendment thereof or out of shares of its capital stock acquired by it after the issue. thereof, and whether or not the shares thereof so issued or sold shall confer upon the holders thereof the right to exchange or convert such shares for or into other shares of capital stock of the Corporation of any class or classes or any series thereof. When similarly authorized, but without any action by its shareholders, the Corporation may issue or grant rights, warrants or options, in bearer or registered or such other form as the Board of Directors may determine. Such rights, warrants or options may be issue of any bond, debentures, notes obligations or other evidence or indebtedness or shares of the capital stock of any class or series of the, Corporation and for such consideration and on such terms and conditions as the Board of Directors in its sole discretion may determine. In each case, the consideration to be received by the Corporation for any such shares so issued or sold shall be such as shall be fixed from time to time by resolution of the Board of Directors.

     FIFTH:    The name and mailing address of each incorporator is    as
     follows:

          NAME                               MAILINC ADDRESS
          ----                               ---------------

     P. GAE WIDDOWS                     2021 South Lewis, Suite 570
                                             Tulsa, OK 74107

     SIXTH:    In furtherance and not in limitation of the powers conferred by statute, the, Board of Directors is expressly authorized:

     (a)  To adopt, amend or repeal the Bylaws of the corporation;

     (b) To authorize and cause to be executed or granted mortgages, security interest and liens upon the real and personal property of the Corporation;

     (c) To set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it as created;

     (d) By a majority of the whole Board of Directors, to designate one or more committees, each committee to consist of one (1) or more of the directors of the Corporation. The board may designate one (1) or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution or in the Bylaws of the Corporation, shall have and may exercise the powers of the Board of directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, the Bylaws may provide that in the absence of disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent of disqualified member

     (e) When and as authorized by the affirmative vote of the holders of a majority of the stock issued and outstanding having voting power given at a shareholders' meeting duly called upon such notice as is required by law, or when authorized by the written consent of the holders of a majority of the voting stock issued and outstanding, to sell, lease or exchange all or substantially all of the property and assets of the Corporation, including its goodwill and its corporate franchise, upon such terms and conditions and for and for such consideration, which may consist in whole or in part of money or property including shares of stock in, and/or other securities of, any other corporation or corporations, a its Board of Directors shall deem expedient and for the best interests of the Corporation.

     SEVENTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its shareholder or any class of them, any court of equitable jurisdiction within the State of Oklahoma, on the application in a summary way of this corporation or of any creditor or shareholder thereof, or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 1106 of Title 18 of the Oklahoma Statutes or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of the Section 1100 of Title 18 of the Oklahoma Statutes order a meeting of the creditors or class of creditors, and/or of the shareholders or class of shareholders of this corporation, as the case may be, to be summoned in such manner as the court directs. If a majority in number representing three-fourths (3/4) in value of the creditors or class of creditors, and/or of the shareholders or class of shareholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence or such compromise or arrangement, the compromise, or arrangement and the reorganization shall, if sanctioned by the court to which the application has been made, be binding on all the Creditors or class of creditors and/or on all the Shareholders or class of shareholders of this corporation, as the Case may be, and also on this corporation.

     EIGHTH:   Meetings of shareholders may be held within or without
the State of Oklahoma, as the Bylaws may provide. The books of the Corporation may be kept (subject to applicable law) inside or outside the State of Oklahoma at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation. Election of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

     NINTH:    To the extent permitted by law, no contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers or have a financial interest, shall be void, or voidable solely for this reason, or solely because the directors of officers are present at or participate in the meeting of the board or committee thereof which authorizes the contract or transaction, or solely because the directors or officers or their votes are counted for such purpose.

          TENTH:    A director of the Corporation shall not be personally
liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation of its shareholders, (ii) for acts or omissions that are not in good faith or that involve intentional misconduct or knowing violation of law, (iii) under Section 1053 of the Act, or (iv) for any transaction from which the director derives an improper personal benefit.

          ELEVENTH: The Board of Directors is expressly authorized to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative, other than an action by or in the right of the Corporation,, by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a directors officer, employee or agent or another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorney's fees, judgments, fines and amounts paid in settlement to the extent and in the manner permitted by the laws of the State of Oklahoma.

          TWELFTH: In furtherance and not in limitation of the powers conferred by the laws of the State of Oklahoma, the Board of Directors, is expressly authorized to adopt, amend or repeal the Bylaws of the corporation.

          THIRTEENTH:    The Corporation reserves the right to amend, alter
change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by law, and all rights conferred upon the shareholders herein are granted subject to this reservation.

          THE UNDERSIGNED, being the incorporator herein before named, for the purpose of forming a corporation pursuant to the Oklahoma General Corporation Act, makes this Certificate, hereby declaring and certifying that this is the act and deed of the undersigned and that the facts herein stated are true, as of this 31ST day of July, 1991.


                                       -----------------------------------
                                       P. Gae Widdows

                                 ARTICLES OF MERGER

     THESE ARTICLES OF MERGER are executed and entered into as of the 15TH day of August, 1991, by and between ROSELAND OIL AND GAS, INC., a Utah corporation (hereinafter referred to as "Roseland"), and ROSELAND OIL AND GAS, INC. an Oklahoma corporation (hereinafter referred to as "ROG" or the "Surviving Corporation").

                                     ARTICLE I

                                   PLAN OF MERGER

     Pursuant to these Articles of Merger, it is intended and agreed that Roseland will be merged into ROG and ROG shall be the Surviving Corporation.
The name of the Surviving Corporation shall be "Roseland Oil and Gas, Inc." The terms, conditions, and understanding of the merger are set forth in the Agreement and Plan of Merger between Roseland and ROG, dated as of July 25, 1991 ("Plan of Merger"), a copy of which is attached hereto as Exhibit "A" and incorporated herein by this reference.


                                     ARTICLE II

                        ARTICLE OF INCORPORATION AND BYLAWS

     On the consummation of the merger, the articles of incorporation and bylaws of the Surviving Corporation shall be the certificate of incorporation and bylaws of ROG.


                                    ARTICLE III

                      AUTORIZED AND OUTSTANDING SHARES OF ROG

     Roseland has 50,000,000 shares of common voting stock, no par value authorized, of which 10,517,300 shares are issued and outstanding. Each of the shares is entitled to one vote.


                                     ARTICLE IV

                     AUTHORIZIED AND OUTSTANDING SHARES OF ROG

     ROG has 50,000,000 shares of common voting stock, $0.01 par value and 10,000,000 shares of preferred stock, $0.01 par value authorized of which no shares are issued and outstanding. Each of the shares is entitled to one vote.


                                     ARTICLE V

                        APPROVAL BY STOCKHOLDERS OF ROSELAND

     Of the 10,517,300 issued and outstanding shares of Roseland, 6,806,500 of such shares were voted in favor of entering into the Plan of Merger, with zero shares of common stock of Roseland dissenting. Such shares were voted individually and not as a class.


                                     ARTICLE VI

                                  APPROVAL BY ROG

     The Plan of Merger was duly approved and adopted by the board of directors of ROG in accordance with the Oklahoma General Corporation Act, and no stockholder approval of ROG is required under said act since there is no common or preferred stock of ROG issued and outstanding.

                                    ARTICLE VII

                       AGREEMENT AND IRREVOCABLE APPOINTMENT

     The Agreement and Irrevocable Appointment required by section 16-10-72 of the Utah Business Corporation Act is attached hereto as Exhibit "B" and incorporated herein by this reference.

     IN WITNESS WHEREOF, the undersigned corporations, ACTING BY THEIR RESPECTIVE PRESIDENTS and secretaries, have executed these Articles of Merger as of the date first-above written.


                                       ROSELAND OIL AND GAS, INC.
                                       a Utah Corporation
ATTEST:



                                       By
--------------------------------          ----------------------------------
Judy M. Brooks, Secretary                 Roy T. Rimmer, Jr.,President,


                                       ROSELAND OIL AND GAS, INC.
ATTEST:                                an Oklahoma Corporation


                                       By
--------------------------------          ----------------------------------
Joseph T. Howard, Secretary               William G. Vandever, President




STATE OF OKLAHOMA    )
                     :ss
COUNTY OF TULSA      )


          On this 15TH day of August, 1991, personally appeared before me Roy
     T. Rimmer, Jr., and Judy M. Brooks, who being by me duly sworn did say, each for themselves, that he, the said Roy T. Rimmer. Jr., is the president, and she, the said Judy M. Brooks, is the secretary, respectively, of Roseland Oil and Gas, Inc., a Utah corporation, that they are the persons who executed the foregoing Articles of Merger on behalf of said corporation, and that the statements contained therein are true.


                                       ----------------------------------
                                       Notary Public
                                       Residing in

My Commission Expires:

STATE OF OKLAHOMA        )
                         :ss
COUNTY OF TULSA          )

          On this 15TH day of August. 1991, personally appeared before me William G. Vandever and Joseph T. Howard. who being by me duly sworn did say, each for themselves, that he, the said William G. Vandever, is the president, and he. the said Joseph T. Howard, is the secretary, respectively, of Roseland Oil and Gas, Inc., an Oklahoma corporation, that they are the persons who executed the foregoing Articles of Merger on behalf of said corporation, and that the statements contained therein are true.



                                       ----------------------------------
                                       Notary Public
                                       Residing in


My Commission Expires:


-----------------------



                                  AMENDMENT NO. 1

                                      AMENDED
                            CERTIFICATE OF INCORPORATION
                        (After Receipt of Payment of Stock)

                                         of
                             ROSELAND OIL AND GAS, INC.

     TO THE SECRETARY OF STATE OF THE STATE OF OKLAHOMA, 101 State Capitol Building, Oklahoma City, Oklahoma 73105:

          The undersigned Oklahoma corporation, for the purpose of amending its certificate of incorporation as provided by Section 1077 of the Oklahoma General Corporation Act, hereby certifies:


     1.   A.   The name of the corporation is:  ROSELAND OIL AND GAS, INC.

          B.   As amended: The name of the corporation has been changed to:

              N/A

     2.   A.   No change, as filed X.
                                  ---

          B.   As amended:    The address of the registered office in the State
          of Oklahoma and the name of the registered agent at such address

          N/A
     --------------------------------------------------------------------------
     NAME           STREET ADRESS                    CITY   COUNTY    ZIP CODE
                    (P.O. BOXES ARE NOT ACCEPTABLE)

     3.   A.   No change, as filed ________.

          B.   As amended:  The duration of the corporation is:
          Perpetual.

     4.   A.   No change, as filed  X.
                                   ---

          B. As amended: The purpose or purposes for which the corporation is formed are:

          N/A

     5.   A.   No change, as filed  X.
                                   ---

          B. As amended: The aggregate number of the authorized shares, itemized by class, par value of shares, shares without par value, and series, if any, within a class is:


          NUMBER OF SHARES SERIES              PAR VALUE PER SHARE
          Common:           10,000,000         $ .05
          Preferred:        10,000,000         $ .01

          TOTAL NO. SHARES: 20,000,000         TOTAL AUTHORIZED CAPITAL:

     6. With respect to this domestic corporation with a class of voting stock listed or traded on a national securities exchange, which has Ten Thousand (10,000) or more shareholders, any action required by the provisions of the Oklahoma General Corporation

     Act to be taken at any annual or special meeting of shareholders of this Corporation or any action which may be taken at any annual or special meeting of such shareholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of all outstanding stock entitled to vote thereon and shall be delivered to the Corporation by delivery to its registered office in this state, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of shareholders are recorded. Delivery made to a corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. This provision shall be effective with respect to this Corporation's actions by written consent, and to such written consent or consents, as to which the first written consent is executed or solicited after September 1, 1991.

          Every written consent shall bear the date of signature of each shareholder or member who signs the consent and no written consent shall be effective to take the Corporate action referred to therein unless, within sixty (60) days of the earliest dated consent delivered in the manner required, written consent signed by sufficient number of holders or members to take action are delivered to the Corporation by delivery to its registered office in this state, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of shareholders are recorded. Delivery made to a corporation's registered office shall be by hand or by certified or registered mail, return receipt requested.

          Prompt notice of the taking of the Corporate action without a meeting by less than unanimous written consent shall be given to those shareholders or members, as the case may be, who have not consented in writing. In the event that the action which is consented to is such as would have required the filing of a certificate, if such action had been voted on by shareholders or by members at a meeting thereof, the certificate filed shall state, in lieu of any statement required concerning any vote of shareholders or members, that written consent has been given and that written notice has been given.

          That at a meeting of the Board of Directors, resolutions were duly adopted setting forth the foregoing proposed amendments to the Certificate of Incorporation of said Corporation, declaring said amendments to be advisable and calling a meeting of the shareholders of said corporation for consideration thereof.

          That thereafter, pursuant to said resolution of its Board of Directors, a meeting of the shareholders of said Corporation was duly called and held, at which meeting the necessary number of shares as required by statute were voted in favor of the amendments.

          SUCH AMENDMENTS WERE DULY ADOPTED IN ACCORDANCE WITH 18 O.S.,
     Section 1077.

          IN WITNESS WHEREOF, said corporation has caused this certificate to be signed by its President and attested by its Secretary, this 16TH day of December, 1991

                                       By
                                          -----------------------------------
                                       WILLIAM G. VANDEVER, President
                                       of Roseland oil and Gas, Inc.


ATTEST:


------------------------------
JOSEPH T. HOWARD, SECRETARY

                                   AMENDMENT NO. 2

                                 1997-1    AMENDENT

                          TO CERTIFICATE OF INCORPORATION
                           OF ROSELAND OIL AND GAS, INC.


TO:       THE SECRETARY OF THE STATE OF OKLAHOMA
          101 State Capitol Building
          Oklahoma City, Oklahoma  73105

          The undersigned Oklahoma corporation, for the purpose of amending its Certificate of Incorporation as provided by Section 1077 of the Oklahoma General Corporation Act, hereby certifies:

     1. Article Second of the Certificate of Incorporation is hereby amended in its entirety to read as follows:

     SECOND: The address of the Corporation's registered office in the State of Oklahoma is 1500 NationsBank Center, 15 West Sixth Street, Tulsa, Oklahoma 74119. The name of the Corporation's Registered Agent at such address is P. Gae Widdows.

     2. The aggregate number of the authorized shares, itemized by class, par value and series, if any, within the class is amended to be as follows.


     No. of Shares                                   Par Value
                                                     Per Share
     Common:

     50,000,000                                        $ .05

     Preferred
     10,000,000                                        $ .01

     Total No. of Shares            60,000,000

     Total Authorized Capital    2,6000,000.00

          3. All other provisions of the Certificate of Incorporation, as amended previous to this 1997-I Amendment shall remain in full force and effect without change.

          4. That at a meeting of the Board of Directors (or by the unanimous written consent of the Board of Directors), a resolution was duly adopted setting forth the foregoing proposed Amendment to the Certificate of Incorporation of said Corporation and declaring said Amendment to be advisable.

     THIS 1997-1 AMENDMENT TO CEPTIFICATE OF INCORPORATION WAS DULY ADOPTED IN ACCORDANCE WITH 18 O.S. Section 1077.

     IN WITNESS WHEREOF, the undersigned has caused this 1997-1 Amendment to Certificate of Incorporation to be signed by its __________

     President and attested by its ASS'T. Secretary on this 28TH day of July, 1997.


                                       ROSELAND OIL AND GAS, INC.

                                       By:
                                          -----------------------------------
                                       William G. Vandever
                                       President

ATTEST:


-----------------------------